UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

ISCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On December 18, 2008, ISCO International, Inc. (the “Company”) received notice from the Corporate Compliance Department (the “Staff”) of NYSE Alternext US LLC (the “Exchange”), which was formerly known as the American Stock Exchange, indicating that the Company no longer complies with certain of the Exchange’s continued listing standards, as set forth in Part 10 of the NYSE Alternext US LLC Company Guide (the “Company Guide”), and has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.

The Staff provides notice that:

•

The Company had stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of its three most recent fiscal years (Section 1003(a)(i) of the Company Guide);

•

The Company had stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years (Section 1003(a)(ii) of the Company Guide);

•	The Company had stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years (Section 1003(a)(iii) of the Company Guide); and

•

The Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired and its appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature (Section 1003(a)(iv) of the Company Guide).

The Staff has also advised the Company of non-compliance with Section 1003(f)(v) of the Company Guide since the Company’s common stock has been trading at a low price per share for a significant period of time.

The Company was further advised that within five days of the date of the letter from the Exchange, the Company will be included in a list of issuers that are not in compliance with the Exchange’s continued listing standards, which is posted at www.amex.com and includes the specific listing standards with which a company does not comply.

In order to maintain its listing on the Exchange, the Company will be required to submit a plan of compliance to the Exchange by January 19, 2009, addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by June 18, 2009 and Sections 1003(a)(i)-(iii) of the Company Guide within a maximum of 18 months (the “Plan”). The Company’s continued listing on the Exchange is also predicated on the Company effecting a reverse stock split of its common stock no later than June 18, 2009.

The Company informed the Exchange that it does not have available resources to bring the Company into compliance within the prescribed time periods, and accordingly does not anticipate that it will submit a Plan. Because the Company does not intend to submit a Plan, the Company will be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Company Guide. The Company, therefore, expects that the Exchange will notify the Company of the involuntary delisting of its common stock.

The Company’s press release dated December 24, 2008 with respect to the notification from the Exchange described above is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

99.1	Press release dated December 24, 2008 announcing receipt of the letter from NYSE Alternext US LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO INTERNATIONAL, INC.

By:	/S/ GARY BERGER
Name:	Gary Berger
Title:	Chief Financial Officer
Date:	December 23, 2008

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release dated December 24, 2008 announcing receipt of the letter from NYSE Alternext US LLC.